EXHIBIT10.21

SIXTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
AND WAIVER OF DEFAULT

This Amendment, dated as of December 29, 2006, is made by and between NETLIST, INC., a Delaware corporation, and NETLIST TECHNOLOGY TEXAS, L.P., a Texas limited partnership (each a “Borrower” and collectively, the “Borrowers”), on the one hand, and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its WELLS FARGO BUSINESS CREDIT operating division, on the other hand.

RECITALS

The Borrowers and Wells Fargo Business Credit, Inc., a Minnesota corporation (“WFBCI”), are parties to an Amended and Restated Credit and Security Agreement, dated as of December 27, 2003, as amended by a First Amendment to Amended and Restated Credit and Security Agreement, dated as of June 30, 2004, a Second Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of December 20, 2005, a Third Amendment to Credit and Security Agreement, dated as of February 14, 2006, a Fourth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of April 18, 2006, and a Fifth Amendment to Credit and Security Agreement, dated as of July 28, 2006 (as so amended, the “Credit Agreement”).  Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

WFBCI has merged with and into Lender and Lender is the surviving corporation.

The Borrowers have requested that the Lender make certain amendments to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Defined Terms.

(a)           Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

(b)           Clause (x) of the definition of “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

(x)            Accounts owed by an Account Debtor (or an Affiliate of such Account Debtor), regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds the percentage of the aggregate amount of all Accounts indicated in the table below opposite the applicable Account Debtor; and Accounts owned by any two Account Debtors (or Affiliates of such Account Debtors), regardless of whether otherwise eligible, to the extent that the combined balance of such Accounts exceeds 60% of the aggregate amount of all Accounts:

Account Debtor or Affiliate of Such Account Debtor	Concentration Limit
Dell Computer Corporation (excluding Dell Computer-Ireland)	40%
Kingston Technology	40%
Hon Hai Precision Industry Co.	30%
Hewlett Packard	30%
All others	15%

2.             Financial Covenants.  Clause (c) of Section 6.2 of the Credit Agreement is hereby amended in its entirety as follows:

(c)           Capital Expenditures.  The Borrowers will not incur or contract to incur Capital Expenditures of more than $2,500,000 in the aggregate during the period between July 1, 2006 and December 31, 2006 and during any fiscal year thereafter.

3.             Waiver of Defaults.  The Borrower is in default of the following provision of the Credit Agreement (the “Existing Default”):

Section/Covenant	Required Performance	Actual Performance
Section 6.2(c) — Maximum Capital Expenditures	$2,000,000 for fiscal year ending December 31, 2006	$2,125,000 as of November 30, 2006

Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Default.  This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

4.             No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

5.             Conditions Precedent.  This Amendment, and the waiver set forth in Paragraph 3 hereof, shall be effective when the Lender shall have received an executed original hereof,

together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)           The Acknowledgment and Agreement of Subordinated Creditors set forth at the end of this Amendment, duly executed by each Subordinated Creditor.

(b)           Such other matters as the Lender may require.

6.             Representations and Warranties.  Each Borrower hereby represents and warrants to the Lender as follows:

(a)           Such Borrower has all requisite power and authority to execute this Amendment, to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligation of such Borrower, enforceable in accordance with their terms.

(b)           The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation or by-laws of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

7.             References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

8.             No Other Waiver.  Except as otherwise provided in Paragraph 3 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (except for the Existing Defaults) or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

9.             Release.

(a)           Each Borrower and each Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower or such Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  Each Borrower and each Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, each certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extent to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

(b)           Each Borrower and each Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, each understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, they will not be able to make any claim for those damages.  Furthermore, each Borrower and each Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

10.           Costs and Expenses.  The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all  reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

11.           Miscellaneous.  This Amendment and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION		NETLIST, INC.
Through its Wells Fargo Business Credit		By:	/s/ Chun K. Hong
operating division		Name:	Chun K. Hong
		Its:	President
By:	/s/ Josephine Camalian
Name:	Josephine Camalian
Its:	Vice President

NETLIST TECHNOLOGY TEXAS, L.P
		By:	Netlist Holdings GP, Inc., its general partner

			By:	/s/ Chun K. Hong
			Name:	Chun K. Hong
			Its:	President